UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   ___________

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                November 14, 2005



                         ASHLIN DEVELOPMENT CORPORATION

             (Exact Name of Registrant as Specified in its Charter)




         Florida                   000-29245              65-0452156
         State of                  Commission             IRS Employer
         Incorporation             File Number            I.D. Number



        4400 North Federal Highway, Suite 210, Boca Raton, Florida 33431
                     Address of principal executive offices


                  Registrant's telephone number: (561) 391-6196



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.

On November 14, 2005, Ashlin Development Corporation, a Florida corporation ("we" or the "Company"), and our wholly-owned newly-formed subsidiary, Gales Industries Merger Sub, Inc., a Delaware corporation ("Merger Sub"), entered into a Merger Agreement (the "Merger Agreement") with Gales Industries Incorporated, a privately-held Delaware corporation ("Gales Industries"). Pursuant to the Merger Agreement, Gales Industries will merge (the "Merger") as of a future date of closing (the "Closing Date") into Merger Sub, with Merger Sub to be the surviving entity in the Merger, and, in return, we will issue to the shareholders of Gales Industries a number of shares of our common stock, $.001 par value per share ("Common Stock") and a newly designated class of preferred stock, which will result in a change in control of the Company. Contemporaneously with the closing of the Merger, Gales Industries will acquire all of the outstanding capital stock of Air Industries Machining, Corp. ("AIM"), a New York corporation (the "Acquisition"), and, as a result, AIM will become a wholly-owned subsidiary of Merger Sub. AIM manufactures aircraft structural parts and assemblies principally for prime defense contractors in the aerospace industry. Following the Merger, the business of AIM will constitute our only operations. Our management and Board of Directors will change as of the Closing Date, but James A. Brown will remain on our Board of Directors. Also contemporaneously with the closing of the Merger, Gales Industries will raise a minimum of $6,500,000 gross proceeds in a private placement to accredited investors of convertible preferred stock (the "Offering"). The contemporaneous completion of the Offering and the Acquisition of AIM are conditions to the closing of the Merger.

As required by the Merger Agreement, we will complete, a reverse stock split of our capital stock effective as of the open of trading on Monday, November 21, 2005. In the reverse split each 1.249419586 shares of the Company's issued and outstanding common stock will automatically be combined into and become one share of common stock. As a result of the Reverse Split, the conversion of the outstanding shares of Gales Industries Incorporated pursuant to the Merger for new shares of Ashlin will be on a one-for-one basis and will be simplified. Our authorized capital stock will also be proportionally reduced in connection with the reverse split. Any of our shareholders who, as a result of the reverse split, would hold a fractional share of Common Stock will receive a whole share of Common Stock in lieu of such fractional share. The Reverse Split will reduce the number of shares of Common Stock which we have outstanding on a fully diluted basis (4,707,813, which consisted of 4,652,813 shares and 55,000 stock options) to approximately 3,768,000 shares. The reverse split will affect all shares of our common stock, including those shares underlying stock options outstanding immediately prior to the effective time of the reverse split.

We anticipate that our common stock will begin trading on a split-adjusted basis when trading opens on Monday, November 21, 2005, under the new ticker symbol "ASHN."

We expect that the shares of our Common Stock currently outstanding will constitute approximately 7% of our Common Stock outstanding on a fully-diluted basis immediately after the Merger, subject to further dilution if additional securities are sold in the Offering.

The Merger Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

The press releases we issued to announce the Merger and the effective date of the reverse split, respectively, are attached as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the reverse split our board of directors has approved an amendment to our Articles of Incorporation, which will decrease our total number of authorized shares to 128,059,462 shares, consisting of (i) 120,055,746 shares of common stock and (ii) 8,003,716 shares of "blank check" preferred stock. The Articles of Amendment to our Articles of Incorporation were filed with the Florida Secretary of State on November 17, 2005 to be effective as of the open of trading on Monday, November 21, 2005, and are attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.



                  (d)      Exhibits.

         Exhibit No.       Description

         3.1               Articles of Amendment.

         10.1 Merger Agreement dated November 14, 2005, by and among Gales Industries Incorporated, Gales Industries Merger Sub, Inc. and Ashlin Development Corporation,

         99.1              Press Release dated November 15, 2005.

         99.2              Press Release dated November 18, 2005.
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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated:  November 18, 2005


                                        ASHLIN DEVELOPMENT CORPORATION


                                        By:   /s/ James A. Brown
                                              James A. Brown, Chairman and CEO

                                  EXHIBIT INDEX

         Exhibit No.   Description

         3.1           Articles of Amendment.

         10.1 Merger Agreement dated November 14, 2005, by and among Gales Industries Incorporated, Gales Industries Merger Sub, Inc. and Ashlin Development Corporation,

         99.1          Press Release dated November 15, 2005.

         99.2          Press Release dated November 18, 2005.